Exhibit 99.1

INVENSENSE ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

•	Fourth Quarter Fiscal 2014 Net Revenues: $59.0 Million

•	Fourth Quarter Fiscal 2014 GAAP Diluted Earnings (loss) Per Share: $(0.06) and Non-GAAP $0.07

•	Fiscal Year 2014 Net Revenues: $252.5 Million

•	Fiscal Year 2014 GAAP Diluted Earnings Per Share: $0.07 and Non-GAAP Diluted Earnings Per Share: $0.58

SAN JOSE, California, May 1, 2014 – InvenSense, Inc. (NYSE: INVN), a leading provider of MotionTracking™ sensor system on chip (SoC) and Sound devices, today announced its fourth quarter and fiscal year 2014 results.

Net revenue for the fourth fiscal quarter of 2014 was $59.0 million, up from $55.2 million for the fourth fiscal quarter of 2013. Net revenue for the fiscal year 2014 was $252.5 million, up from $208.6 million for the fiscal year 2013.

Net loss for the fourth fiscal quarter of 2014 was $5.6 million, compared to net income of $13.6 million for the fourth fiscal quarter of 2013. Net income for the fiscal year 2014 was $6.1 million, compared to $51.7 million for the fiscal year 2013.

Diluted earnings (loss) per share for the fourth fiscal quarter of 2014 was $(0.06), compared to $0.15 for the fourth fiscal quarter of 2013. Diluted earnings per share for the fiscal year 2014 was $0.07, compared to $0.59 for the fiscal year 2013.

InvenSense ended the fourth fiscal quarter of 2014 with $246.1 million in cash, cash equivalents and investments, compared to $200.3 million at the end of fiscal year 2013.

Management Qualitative Comments

“During fiscal 2014, we increased investment in research and development in order to support an expanded roadmap, strategic product development initiatives, and extensive new product and customer qualification activities,” said Behrooz Abdi, president and CEO. “This is now enabling us to make sizeable market share gains in our core mobile market and to open up exciting business opportunities in emerging applications, such as wearables. To support our expected strong growth in fiscal 2015, we made a strategic decision in both fiscal Q3 and Q4 to build inventory in our core products. This positions us to increase our capacity in a more linear fashion at optimum cost, while we prepare for multiple significant customer ramps in the coming quarters.”

Financial Highlights

Management believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis. Non-GAAP net income for the fourth fiscal quarter of 2014 was $6.0 million, or $0.07 per diluted share. This compares to non-GAAP net income of $13.5 million, or $0.15 per diluted share for the fourth fiscal quarter of 2013. Non-GAAP adjustments for the fourth fiscal quarter of 2014, net of tax, totaling $11.6 million, primarily included $4.7 million of stock-based compensation expense, $3.2 million of patent litigation legal expenses, $1.2 million of accretion interest expense on convertible notes, $0.6 million amortization of acquired inventory fair value write-up and $1.2 million amortization of acquisition intangibles in connection with the company’s acquisition of the microphone business line of Analog Devices, Inc. in October 2013, $0.3 million of expenses related to the acquisition, and $0.4 million related to litigation settlement costs. Non-GAAP net income for the fiscal year 2014 was $52.3 million, or $0.58 per diluted share. This compares to non-GAAP net income of $56.4 million, or $0.65 per diluted share for the fiscal year 2013. Non-GAAP adjustments for fiscal year 2014, net of tax, totaling $46.1 million, primarily included; $14.2 million of stock-based compensation expense, $12.5 related to litigation settlement costs , $11.0 million of patent litigation legal expenses, $ 2.1 million amortization of acquisition intangibles in connection with the company’s acquisition of the microphone business line of Analog Devices, Inc. in October 2013, $2.0 million of expenses related to the acquisition, $1.9 million of accretion interest expense on convertible notes, $1.8 million amortization of acquired inventory fair value write-up, and $0.6 million of income tax – discrete cumulative benefit. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Income below.

Fourth Quarter and Fiscal Year 2014 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Standard Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (800) 322-2803 ten minutes prior to the start of the call, using the passcode 35812775. International callers, please dial (617) 614-4925. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for 2 days. To access the replay, please dial (888) 286-8010 and enter passcode 14439879. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, net of tax, stock-based compensation expense, income tax – discrete cumulative benefit, patent litigation legal expense, net, business acquisition costs, amortization of fair value write-up of acquired inventory, amortization of acquisition-related intangible assets and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity across all of our multi-axis products , the differentiation of our products from those of our competitors, the emergence of new opportunities for our products in the mobile and imaging markets that focus on accuracy and performance, the suitability of our products for these opportunities and our ability to capitalize on then. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (NYSE: INVN) is a leading provider of MotionTracking™ sensor system on chip (SoC) and Sound solutions for consumer electronic devices. The company’s patented InvenSense Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, wearables, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in San Jose, California and has offices in China, Taiwan, Korea, Japan, Slovakia, and Wilmington, MA. More information can be found at www.invensense.com.

©2014 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
Net revenue	$58,998	$55,209	$252,533	$208,634
Cost of revenue	31,675	27,652	127,724	97,937

Gross profit	27,323	27,557	124,809	110,697
Operating expenses:
Research and development	15,985	6,363	48,431	24,648
Selling, general and administrative	15,102	7,503	51,344	29,391
Litigation settlement	500	—	15,000	—

Total operating expenses	31,587	13,866	114,775	54,039

Income (loss) from operations	(4,264)	13,691	10,034	56,658
Other income (expense), net	(2,452)	159	(3,845)	348

Income (loss) before income taxes	(6,716)	13,850	6,189	57,006
Income tax expense (benefit)	(1,084)	278	70	5,301

Net income (loss)	$(5,632)	$13,572	$6,119	$51,705

Net income (loss) per share:
Basic	$(0.06)	$0.16	$0.07	$0.62

Diluted	$(0.06)	$0.15	$0.07	$0.59

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	87,691	84,109	86,520	82,738

Diluted	87,691	87,741	89,928	87,359

INVENSENSE, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Years Ended
	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
GAAP net income (loss)	$(5,632)	$13,572	$6,119	$51,705
Items reconciling GAAP net income (loss) to non-GAAP net income, net of tax;

Stock-based compensation expense	4,705	1,484	14,189	5,934
Executive separation costs	—	—	—	930
Income tax – discrete and other benefits, net	—	(1,540)	622	(2,181)
Patent litigation legal expense, net	3,197	—	10,958	—
Convertible note accretion interest expense	1,161	—	1,855	—
Amortization of fair value write-up of acquired inventory	552	—	1,835	—
Amortization of acquisition-related intangible assets	1,244	—	2,073	—
Litigation settlement costs	419		12,507
Acquisition expenses	271	—	2,015	—
Others	85	—	85	—

Non-GAAP net income	$6,002	$13,516	$52,258	$56,388

Basic	$0.07	$0.16	$0.60	$0.68

Diluted	$0.07	$0.15	$0.58	$0.65

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	March 30, 2014	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$26,025	$100,843
Short-term investments	91,307	77,040
Accounts receivable	39,009	30,098
Inventories	73,032	23,762
Prepaid expenses and other current assets	19,587	13,302

Total current assets	248,960	245,045
Property and equipment, net	25,239	8,650
Intangible assets, net	35,360	—
Goodwill	50,952	—
Long-term investments	128,755	22,442
Other assets	5,469	2,957

Total assets	$494,735	$279,094

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,964	$14,464
Accrued liabilities	14,985	7,753

Total current liabilities	33,949	22,217
Long-term debt	135,583	—
Other long-term liabilities	11,375	6,930

Total liabilities	180,907	29,147

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at March 30, 2014 and March 31, 2013	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 88,332 shares issued and outstanding at March 30, 2014, 84,980 shares issued and outstanding at March 31, 2013	215,958	158,108
Accumulated other comprehensive income (loss)	(38)	50
Retained earnings	97,908	91,789

Total stockholders’ equity	313,828	249,947

Total liabilities and stockholders’ equity	$494,735	$279,094

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Years Ended
	March 30, 2014	March 31, 2013
Cash flows from operating activities:
Net income	$6,119	$51,705
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,565	1,998
Loss (gain) on disposal of property and equipment	—	8
Stock-based compensation expense	16,024	8,519
Deferred income tax assets	(2,337)	(348)
Tax effect of employee benefit plans	4,839	7,077
Excess tax benefit from stock-based compensation	(4,839)	(7,077)
Non-cash interest expense	2,854	—
Changes in operating assets and liabilities:
Accounts receivable	(8,911)	(18,167)
Inventories	(44,164)	(11,522)
Prepaid expenses and other current assets	(2,699)	(9,583)
Other assets	(1,013)	1,006
Accounts payable	5,961	7,592
Accrued liabilities	11,790	4,062

Net cash provided by (used in) operating activities	(9,811)	35,270

Cash flows from investing activities:
Acquisition of a business	(99,324)	—
Purchase of property and equipment	(18,694)	(5,076)
Proceeds from the sale of property and equipment	—	5
Sale and maturities of available-for-sale investments	86,233	20,979
Purchase of available-for-sale investments	(206,949)	(116,254)

Net cash used in investing activities	(238,734)	(100,346)

Cash flows from financing activities:
Proceeds from debt issuances	169,750	—
Payment for purchase option	(39,118)	—
Debt issuance costs	(491)	81
Proceeds from exercise of common stock	14,348	5,617
Proceeds from call option	25,643	—
Offering costs	—	(471)
Payments of long-term debt and capital lease obligations	(11)	(28)
Repurchases of restricted stock for taxes	(1,233)	—
Excess tax benefit from stock-based compensation	4,839	7,077

Net cash provided by financing activities	173,727	12,276

Net decrease in cash and cash equivalents	(74,818)	(52,800)
Cash and cash equivalents:
Beginning of period	$100,843	$153,643

End of period	$26,025	$100,843

Supplemental disclosures of cash flow information:
Net cash paid for income taxes	$183	$40

Noncash investing and financing activities:
Unpaid purchases of property and equipment	$284	$1,845

Unrealized gain (loss) from available-for-sale investments	$(59)	$77

Non-cash warrant exercises	$90	$150

Proceeds from exercise of common stock not received	$62	—